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                                                                    EXHIBIT 16



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated March 25, 2002 for United Security Bancshares, Inc. and are in agreement with the statements contained in the second and third paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Birmingham, Alabama                                      /s/ Arthur Andersen LLP
March 25, 2002